UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2008

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously disclosed on Current Report on Form 8-K dated November 20, 2007, on May 20, 2008, the employment agreement with Alan M. Bennett whereby Mr. Bennett served as Chief Executive Officer of H&R Block, Inc. (the “Company”) on an interim basis, expired on its own terms. Effective May 21, 2008, the Company and Mr. Bennett agreed to continue his appointment as the Company’s Chief Executive Officer on an extended interim basis until a permanent Chief Executive Officer is appointed. Mr. Bennett will be employed on an “at will” basis as an employee of H&R Block Management, LLC, a subsidiary of the Company, on terms similar to those in his previously disclosed employment agreement. Mr. Bennett, 57, previously served as Senior Vice President and Chief Financial Officer of Aetna, Inc. (a leading provider of health, dental, group life, disability and long-term care benefits) from 2001 to 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	May 28, 2008	By:/s/ Andrew J. Somora
Andrew J. Somora
Assistant Secretary